                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                        60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 BANK ONE, N.A.
              1 BANK ONE PLAZA, SUITE IL1-0120, THE LAW DEPARTMENT
                          CHICAGO, ILLINOIS 60670-0120
             ATTN: SANDRA L. CARUBA, SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                       MOORE NORTH AMERICA FINANCE, INC.*
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                         36-4259109
   (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

C/O  MOORE WALLACE INCORPORATED
      1200 LAKESIDE DRIVE
     BANNOCKBURN, ILLINOIS                                  60015-1243
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

--------
* The companies listed on the next page are also included in this Form T-1 Statement of Eligibility as additional obligors.

                                                                     JURISDICTION OF                IRS EMPLOYER
                  EXACT NAME OF ADDITIONAL OBLIGORS*                    FORMATION                IDENTIFICATION NO.
                  ----------------------------------                    ---------                ------------------
1     Moore Wallace Incorporated                                             Canada                  98-0154502
2.    MH Holdings Limited                                                    Canada                         N/A
3.    Moore Holdings U.S.A. Inc.                                           Delaware                  36-4197212
4.    Moore Wallace North America, Inc.                                    Delaware                  16-0331690
5.    Moore Financial Inc.                                                   Nevada                  36-4038833
6.    The Nielsen Company                                                      Ohio                  31-0415860
7.    Litho Industries, Inc.                                         North Carolina                  56-0902364
8.    FRDK Inc.                                                            New York                  13-3842940
9.    G2.com Inc.                                                          Delaware                  36-4304734
10.   Peak Technologies, Inc.                                              Illinois                  36-3149386
11.   Wallace Technical Services, L.L.C.                                   Illinois                  36-4331695
12.   Wallace Heritage L.L.C.                                              Illinois                  36-4331696
13.   Visible Computer Supply Corporation                                  Illinois                  36-3078410
14.   Wallace Financial Services, L.L.C.                                   Illinois                  36-4331692
15.   Thomas Packaging, Corp.                                                  Ohio                  34-1354020
16.   Wallace Integrated Graphics, Inc.                                     Georgia                  58-1101633
      (f/k/a Graphic Industries, Inc.)
17.   State Printing Company, Inc.                                   South Carolina                  57-0279612
18.   Commercial Press, Incorporated                                     California                  95-3072469
19.   Bruce Offset, Inc. (f/k/a Pearson 1, Inc.)                           Illinois                  36-3445630
20.   W.E. Andrews Co., Inc.                                                Georgia                  58-1559991
21.   Metro Printing Incorporated                                         Minnesota                  41-0969596
22.   Carpenter Reserve Printing Company                                       Ohio                  34-1811004
23.   Harvey Press, Inc.                                                  Louisiana                  72-1384733
24.   Presstar Printing Corporation                                        Maryland                  52-1997905
25.   The Stein Printing Company, Inc.                                      Georgia                  58-1294031
26.   Moore Brasil Ltda                                                      Brazil                         N/A
27.   Moore International Hungary                                           Hungary                         N/A
      Financial Services Limited Liability Company
28.   Moore Group Services BVBA                                             Belgium                         N/A
29.   Moore Belgium NV                                                      Belgium                         N/A
30.   Moore Response Marketing NV                                           Belgium                         N/A
31.   Moore Business Forms                                           United Kingdom                         N/A
      Holdings UK Limited
32.   Moore Business Forms Limited                                   United Kingdom                         N/A
33.   Moore Response Marketing Limited                               United Kingdom                         N/A
34.   Moore International BV                                        The Netherlands                         N/A
35.   Moore Response Marketing BV                                   The Netherlands                         N/A
36.   Moore IMS B.V.                                                The Netherlands                         N/A

* The address for each of the additional Obligors is c/o Moore Wallace Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015-1243.

                          7-7/8% SENIOR NOTES DUE 2011
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

      Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

      1.    A copy of the articles of association of the trustee now in effect.*

      2. A copy of the certificates of authority of the trustee to commence business.*

      3. A copy of the authorization of the trustee to exercise corporate trust powers.*

      4.    A copy of the existing by-laws of the trustee.*

      5.    Not Applicable.

      6.    The consent of the trustee required by Section 321(b) of the Act.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      8.    Not Applicable.

      9.    Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 5th day of September, 2003.

             BANK ONE, N.A.,
             TRUSTEE

             By   /s/ Sandra L. Caruba
                 --------------------------------
                  Sandra L. Caruba
                  Senior Counsel

* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, N.A., FILED AS
EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               September 5, 2003


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

      In connection with the qualification of an indenture between Moore North America Finance, Inc. and Bank One, N.A., the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    BANK ONE, NATIONAL ASSOCIATION

                                    By   /s/ Sandra L. Caruba
                                        ----------------------------------------
                                         Sandra L. Caruba
                                         Senior Counsel

                                                                       Exhibit 7

Consolidated Report of Condition for Bank One, NA

                                                                         Dollars Amounts in Thousands   RCFD  Bil   Mil  Thou
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1).........................................   0081      17,114,000  1.a
    b. Interest-bearing balances (2)..................................................................   0071       5,902,000  1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A).....................................   1754               0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...................................   1773      59,166,000  2.b
3.  Federal funds sold and securities purchased under agreements to resell:                              RCON
    a. Federal funds sold in domestic offices.........................................................   B987       9,055,000  3.a
                                                                                                         RCFD
   b. Securities purchased under agreements to resell (3).............................................   B989       9,976,000  3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale.................................................................   5369       6,117,000  4.a
    b. Loans and leases, net of unearned income..................................   B528    109,091,000                        4.b
    c. LESS: Allowance for loan and lease losses.................................   3123      3,478,000                        4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)....................   B529     105,613,000  4.d
5.  Trading assets (from Schedule RC-D)...............................................................   3545       5,960,000  5
6.  Premises and fixed assets (including capitalized leases)..........................................   2145       1,385,000  6
7.  Other real estate owned (from Schedule RC-M)......................................................   2150          70,000  7
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)..........   2130         414,000  8
9.  Customers' liability to this bank on acceptances outstanding......................................   2155         249,000  9
10. Intangible assets:
    a. Goodwill.......................................................................................   3163         847,000  10.a
    b. Other intangible assets (from Schedule RC-M)...................................................   0426          66,000  10.b
11. Other assets (from Schedule RC-F).................................................................   2160       9,166,000  11
12. Total assets (sum of items 1 through 11)..........................................................   2170     231,100,000  12

-----------
 (1) Includes cash items in process of collection and unposted debits.
 (2) Includes time certificates of deposit not held for trading.
 (3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

                                 Dollar Amounts in Thousands                      Bil Mil Thou
--------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns                      RCON
        A and C from Schedule RC-E, part 1)...........                     2200   132,105,000   13.a
        (1) Noninterest-bearing(1)....................   6631 41,277,000                        13.a.1
        (2) Interest-bearing..........................   6636 90,828,000                        13.a.2
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,                        RCFN
        part II)......................................                     2200    22,220,000   13.b
        (1) Noninterest-bearing.......................   6631    215,000                        13.b.1
        (2) Interest-bearing..........................   6636 22,005,000                        13.b.2
14.  Federal funds purchased and securities sold under
     agreements to repurchase:                                             RCON
     a. Federal funds purchased in domestic offices(2) ..................  B993     6,197,000   14.a
                                                                           RCFD
     b. Securities sold under agreements to repurchase(3) ...............  B995     4,112,000   14.b
15.  Trading liabilities (from Schedule RC-D) ...........................  3548     4,666,000   15
16.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases) (from Schedule RC-M) .....................  3190    29,130,000   16
17.  Not applicable .....................................................
18.  Bank's liability on acceptances executed and outstanding ...........  2920       249,000   18
19. Subordinated notes and debentures(4) ................................  3200     5,029,000   19
20. Other liabilities (from Schedule RC-G) ..............................  2930     9,816,000   20
21. Total liabilities (sum of items 13 through 20) ......................  2948   213,524,000   21
22. Minority interest in consolidated subsidiaries ......................  3000       116,000   22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .......................  3838             0   23
24. Common stock ........................................................  3230       201,000   24
25. Surplus (exclude all surplus related to preferred stock) ............  3839     9,164,000   25
26. a. Retained earnings ................................................  3632     8,077,000   26.a
    b. Accumulated other comprehensive income(5) ........................  B530        18,000   26.b
27. Other equity capital components(6) ..................................  A130             0   27
28. Total equity capital (sum of items 23 through 27) ...................  3210    17,460,000   28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28) .......................................  3300   231,100,000   29

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
   performed for the bank by independent external auditors as of any       RCFD        NUMBER
   date during 2002 .....................................................  6724           N/A   M.1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=Review of the bank's financial statements by external auditors
7=Compilation of the bank's financial statements by external auditors
8=Other audit procedures (excluding tax preparation work)
9=No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.